Exhibit 99.1

Quanex Building Products	News Release
Quanex Building Products Corporation
Fiscal Fourth Quarter and Fiscal 2008 Results
4th Quarter EPS from Continuing Operations of $0.32 before a LIFO Gain
Company’s Sales Outperformed the Market for the Quarter and Year
$65 Million Cash and Equivalents Less Debt
Houston, Texas, December 4, 2008 — Quanex Building Products Corporation (NYSE:NX) today reported fiscal fourth quarter and fiscal 2008 results for the period ending October 31, 2008. Income from continuing operations for the quarter and year were $11.9 million and $30.8 million, respectively, and diluted earnings per share from continuing operations for the quarter and year were $0.32 and $0.80, respectively, before spinoff related costs and LIFO impact.
Including spinoff related costs and LIFO impact, income from continuing operations for the quarter and year were $15.0 million and $15.9 million, respectively, and diluted earnings per share from continuing operations for the quarter and year were $0.40 and $0.41, respectively.
Fiscal Fourth Quarter and Fiscal 2008 Highlights
•	David D. Petratis, the company’s president and chief executive officer, assumed the additional role of chairman of the board upon the planned retirement of Raymond A. Jean, effective December 5.

•	Jairaj T. Chetnani joined the company as vice president and treasurer effective December 1.

•	Net sales in the quarter were $246.3 million versus $255.5 million in the year ago quarter. 2008 net sales were $868.9 million compared to $964 million in 2007.

•	Cash provided by operating activities from continuing operations in 2008 was $53 million.

•	Capital expenditures for the fiscal year were $15.8 million.

•	Cash and equivalents less debt totaled $65 million at year end.

•	LIFO transactions: recorded a fourth quarter LIFO gain of $5.1 million ($3.1 million after tax, $0.08 per diluted share). For 2008, recorded a LIFO charge of $0.4 million ($0.2 million after tax, $0.01 per diluted share). LIFO activity in 2008 was primarily associated with the aluminum sheet business.

•	Spinoff related costs: recorded fiscal 2008 costs of $26.5 million ($14.7 million after tax, $0.38 per diluted share).

Fiscal Fourth Quarter and Fiscal 2008 Commentary
ENGINEERED PRODUCTS ($ in millions)

	4th qtr 2008	4th qtr 2007	FY 2008	FY 2007
Net Sales	$112.9	$123.9	$407.9	$457.8
Operating Inc.	$10.1	$13.2	$29.9	$43.8
Engineered Products is focused on providing window and door customers with value-added fenestration products and components. Key market drivers are housing starts and remodeling activity.
“The U.S. housing market deteriorated 35% in our fiscal fourth quarter compared to the year ago quarter, and starts for fiscal 2008 were off 31% compared to a year ago. Residential remodeling activity was estimated to be down 10% in fiscal 2008 compared to last year. Net sales for the quarter and year at our Engineered Products segment were down 9% and 11%, respectively. Our ability to consistently outperform the market, even in this very tough economic environment, is testimony to the market-leading positions our customers hold in the window and door industry, and importantly, our collaboration with them on new product and program initiatives,” said David D. Petratis, president and chief executive officer of Quanex Building Products. “We believe Engineered Products has one of the best combinations of engineering and design support, innovative products and components, and logistical support in the industry, all backed by the considerable financial strength of Quanex Building Products,” continued Petratis.
ALUMINUM SHEET PRODUCTS (in millions)

	4th qtr 2008	4th qtr 2007	FY 2008	FY 2007
Net Sales	$139.0	$136.1	$479.9	$524.2
Operating Inc.	$12.6	$18.3	$40.3	$65.7
Shipped pounds	81	84	285	311
Aluminum Sheet Products is a leading provider of common alloy aluminum sheet products for the building and construction, transportation and other consumer durable markets. Key market drivers are housing starts and remodeling activity, which together represent about 65% of the segment’s sales.
“Shipments at Nichols Aluminum were approximately 81 million pounds in the quarter, down 4% from the year ago quarter. 2008 shipments of 285 million pounds were off 8% from last year. Spread per pound (selling price less material cost) was down 5% from both the fourth quarter 2007 and third quarter of 2008. We were pleased with the spread at Nichols, however, reduced shipments and a lower mix of painted sheet hurt their bottom line,” Petratis said.

Cash Flow
“Our cash and equivalents less debt at year end were $65 million. We have one remaining favorable cash true-up item for taxes related to the merger of Quanex Corporation with Gerdau S.A. We currently estimate the true-up to be $15 million, down from the original estimate of $20 million as the various tax returns near completion. We expect to receive this cash in the first calendar quarter of 2009. Operating cash flow from continuing operations in 2008 came in at $53 million. We continue to closely monitor our working capital, and at quarter end, our conversion cycle, the time required to convert a customer order to cash, was approximately 31 days,” continued Petratis.
Outlook
The company’s fiscal first quarter segment operating income has historically been its lowest when compared to the other quarters of the year as there are fewer production days and a marked decline in residential building and remodeling activity during this time. This seasonality will be exacerbated given today’s weak economic conditions. First quarter 2009 expectations indicate the company will report an operating loss of between $7 million to $11 million before taking into account approximately $5.5 million of corporate expenses (excluding any LIFO impact). The majority of the loss is expected to come from Aluminum Sheet Products due to significantly lower shipments and a deteriorating spread. As in most years, the company expects to report improved operating results each sequential quarter of fiscal 2009.
While the company expects to continue to outperform the market, the overall economic volatility and the ongoing uncertainty surrounding 2009 housing starts and residential remodeling activity does not allow it to reasonably predict fiscal 2009 operating income at this time. However, the company does expect to be profitable for the year. The company will continue to monitor and analyze ongoing economic changes and the impact those changes will have on its operating performance throughout the year. Estimates for fiscal 2009 depreciation / amortization, and capital expenditures are $35 million and $18 million, respectively.
Non-GAAP Financial Measures
Income from Continuing Operations Before Spinoff Related Costs and LIFO Impact
Income from continuing operations before spinoff related costs and LIFO impact is a non-GAAP financial measure. The company believes this non-GAAP financial measure provides a consistent basis for comparison between quarters and years, and enhances the understanding of the performance of its operations as they are not influenced by certain costs incurred during the periods that are believed to be special and related to specific, infrequent items.

Set forth below is a reconciliation of reported income from continuing operations and reported diluted earnings per share from continuing operations to income from continuing operations before spinoff related costs and LIFO impact and diluted earnings per share from continuing operations before spinoff related costs and LIFO impact. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three months ended October 31,				Twelve months ended October 31,
	2008		2007		2008		2007
(in millions except	Net	Diluted	Net	Diluted	Net	Diluted	Net	Diluted
diluted EPS)	Income	EPS	Income	EPS	Income	EPS	Income	EPS

Income from continuing operations, as reported	$15.0	$0.40	$17.6	$0.44	$15.9	$0.41	$57.1	$1.45

LIFO charge (income)	(3.1)	(0.08)	(0.3)	—	0.2	0.01	(0.8)	(0.03)

After-tax reconciling items associated with the company’s spinoff:

Stock based compensation expense	—	—	—	—	13.7	0.36	—	—
Transaction costs	—	—	—	—	2.9	0.08	—	—
Executive incentives & other benefits	—	—	—	—	0.5	—	—	—

Selling, general & administrative expense	—	—	—	—	17.1	0.44	—	—
Rabbi trust merger consideration	—	—	—	—	(2.4)	(0.06)	—	—

Total after-tax spinoff related costs	—	—	—	—	14.7	0.38	—	—

Income from continuing operations, excluding LIFO & spinoff related costs	$11.9	$0.32	$17.3	$0.44	$30.8	$0.80	$56.3	$1.42

Diluted weighted average common shares outstanding (in thousands)		37,466		39,703		38,528		39,509
Dividend Declared
The Board of Directors declared a quarterly cash dividend of $0.03 per share on the company’s common stock, payable December 31, 2008, to shareholders of record on December 18, 2008.
Corporate Profile
Quanex Building Products Corporation is an industry-leading manufacturer of value-added, engineered materials and components serving the building products markets. It is an ROIC-driven company that grows shareholder returns through a combination of organic growth via new products and programs and strategic acquisitions.

Financial Statistics as of 10/31/08
Book value per common share: $14.55; Total debt to capitalization: 0.5%; Actual number of common shares outstanding: 37,657,891
Definitions
Book value per common share — calculated as total stockholders’ equity as of balance sheet date divided by actual number of common shares outstanding;
Total debt to capitalization — calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders’ equity as of balance sheet date;
Operating margin — combined operating income of aluminum sheet products and engineered products divided by combined net sales.
Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s Registration Statement on Form 10, filed with the SEC on April 4, 2008 pursuant to the Securities Exchange Act of 1934, in particular the section titled, “Special Note About Forward-Looking Statements” contained therein.
Financial Contact: Jeff Galow, 713-877-5327
Media Contact: Valerie Calvert, 713-877-5305
For additional information, visit the company’s website at www.quanex.com.

QUANEX BUILDING PRODUCTS CORPORATION
INDUSTRY SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three months ended			Twelve months ended
October 31,			October 31,
2008	2007		2008	2007
		Net sales:
$112,866	$123,866	Engineered Products	$407,896	$457,764
139,037	136,123	Aluminum Sheet Products	479,925	524,215

251,903	259,989	Building Products	887,821	981,979

(5,558)	(4,463)	Eliminations	(18,888)	(18,005)

$246,345	$255,526	Net sales	$868,933	$963,974

		Operating income:
$10,101	$13,220	Engineered Products	$29,881	$43,815
12,565	18,330	Aluminum Sheet Products	40,260	65,732

22,666	31,550	Building Products	70,141	109,547

1,332	(4,152)	*Corporate and Other	(49,160)	(21,378)

$23,998	$27,398	*Operating Income (Loss)	$20,981	$88,169

*	Corporate and Other and Operating Income for the three and twelve months ended October 31, 2008 include

$5.1 million LIFO income and $0.4 million LIFO expense, respectively. In addition, Corporate and Other and

Operating Income for the twelve months ended October 31, 2008 include $26.5 million of special charges associated with the spin-off / merger transaction which predominantly occurred in the second quarter of 2008.

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

Three months ended			Twelve months ended
October 31,			October 31,
2008	2007		2008	2007

$246,345	$255,526	Net sales	$868,933	$963,974
199,080	201,389	Cost of sales (exclusive of items shown separately below)	717,376	767,138
14,822	16,325	Selling, general and administrative expense	95,504	70,676
8,445	10,414	Depreciation and amortization	35,072	37,991

23,998	27,398	Operating income (loss)	20,981	88,169
(124)	(139)	Interest expense	(480)	(591)
312	124	Other, net	5,188	383

24,186	27,383	Income (loss) from continuing operations before income taxes	25,689	87,961
(9,176)	(9,774)	Income tax expense	(9,785)	(30,830)

15,010	17,609	Income (loss) from continuing operations	15,904	57,131
—	24,470	Income (loss) from discontinued operations, net of taxes	5,675	77,491

$15,010	$42,079	Net income (loss)	$21,579	$134,622

		Basic earnings per common share:
$0.40	$0.47	Earnings (loss) from continuing operations	$0.43	$1.54
$—	$0.66	Income (loss) from discontinued operations	$0.15	$2.10

$0.40	$1.13	Basic earnings (loss) per common share	$0.58	$3.64

		Diluted earnings per common share:
$0.40	$0.44	Earnings (loss) from continuing operations	$0.41	$1.45
$—	$0.62	Income (loss) from discontinued operations	$0.15	$1.96

$0.40	$1.06	Diluted earnings (loss) per share	$0.56	$3.41

		Weighted average common shares outstanding:
37,333	37,075	Basic	37,274	36,982
37,466	39,703	Diluted	38,528	39,509

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

October 31,		October 31,
2008		2007
	Assets
$67,413	Cash and equivalents	$1,778
101,211	Accounts and notes receivable, net	80,095
63,848	Inventories, net	53,556
10,932	Deferred income taxes	5,370
6,239	Other current assets	4,372
—	Current assets of discontinued operations	431,326

249,643	Total current assets	576,497
157,389	Property, plant and equipment, net	173,590
3,875	Deferred income taxes	—
196,338	Goodwill	196,385
62,476	Intangible assets, net	68,199
11,126	Other assets	9,225
—	Assets of discontinued operations	310,926

$680,847	Total assets	$1,334,822

	Liabilities and stockholders’ equity
$79,512	Accounts payable	$68,167
38,316	Accrued liabilities	37,102
—	Income taxes payable	—
363	Current maturities of long-term debt	1,464
—	Current liabilities of discontinued operations	242,570

118,191	Total current liabilities	349,303
2,188	Long-term debt	2,551
—	Deferred income taxes	34,457
2,485	Non-current environmental reserves	4,239
10,155	Other liabilities	13,889
—	Liabilities of discontinued operations	47,234

133,019	Total liabilities	451,673
547,828	Total stockholders’ equity	883,149

$680,847	Total liabilities and stockholders’ equity	$1,334,822

QUANEX BUILDING PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve months ended
	October 31,
	2008	2007
Operating activities:
Net income	$21,579	$134,622
Income from discontinued operations	(5,675)	(77,491)

Net income from continuing operations	15,904	57,131
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	35,111	38,000
Deferred income taxes	2,984	796
Stock-based compensation	26,378	4,925

	80,377	100,852
Changes in assets and liabilities, net of effects from acquisitions, dispositions and the Separation:
Decrease (Increase) in accounts and notes receivable	(21,495)	(1,140)
Decrease (Increase) in inventory	(10,398)	2,012
Decrease (Increase) in other current assets	(390)	177
Increase (Decrease) in accounts payable	11,406	(868)
Increase (Decrease) in accrued liabilities	(3,285)	(2,356)
Increase (Decrease) in income taxes payable	1,088	(736)
Increase (Decrease) in deferred pension and postretirement benefits	(2,515)	2,851
Other, net	(1,824)	3,518

Cash provided by (used for) operating activities from continuing operations	52,964	104,310
Cash provided by (used for) operating activities from discontinued operations	25,127	119,764

Cash provided by (used for) operating activities	78,091	224,074

Investing activities:
Capital expenditures, net of retirements	(15,815)	(15,904)
Other, net	(23)	—

Cash provided by (used for) investing activities from continuing operations	(15,838)	(15,904)
Cash provided by (used for) investing activities from discontinued operations	34,113	(121,070)

Cash provided by (used for) investing activities	18,275	(136,974)

Financing activities:
Repayments of long-term debt	(1,464)	(2,721)
Common dividends paid	(2,258)	—
Funding from Separation	32,735	—
Transfers to Quanex Corporation	—	(86,312)
Other, net	(302)	—

Cash provided by (used for) financing activities from continuing operations	28,711	(89,033)
Cash provided by (used for) financing activities from discontinued operations	(46,183)	68,906

Cash provided by (used for) financing activities	(17,472)	(20,127)

Effect of exchange rate changes on cash and equivalents	(202)	158
LESS: (Increase) Decrease in cash and equivalents from discontinued operations	(13,057)	(67,600)

Increase (Decrease) in cash and equivalents from continuing operations	65,635	(469)
Beginning of period cash and equivalents	1,778	2,247

End of period cash and equivalents	$67,413	$1,778